UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 18, 2004

(Date of earliest event reported)

SMITH & WESSON HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

001-31552	87-0543688

(Commission File Number)	(IRS Employer Identification Number)

14500 NORTH NORTHSIGHT, SUITE 116
SCOTTSDALE, ARIZONA
85260

(Address of Principal Executive Offices) (Zip Code)

(480) 949-9700

(Registrant’s telephone number, including area code)

Item 6. Resignation of Registrant’s Directors
SIGNATURES
Exhibit 17

Item 6. Resignation of Registrant’s Directors

     (a) On January 18, 2003, James D. Staudohar resigned as a director, as Chairman of the Audit Committee of the Board of Directors, and as a member of the Compensation and Benefits Committee and the Nominating and Governance Committee of the Registrant. In his resignation, Mr. Staudohar asserted that his resignation resulted from his disagreement with the fact that five directors of the Registrant had met together one day in advance of the most recent meeting of the Board of Directors, determined to remove him as Chairman of the Company's Audit Committee based upon a conflict of interest with his wife's company, and modified the agenda for the board meeting to include items that those directors had determined were relevant to the meeting. Mr. Staudohar asserted that the meeting of the directors set a tone unacceptable to him and did not meet the corporate governance standards that the Board of Directors had previously agreed upon. Mr. Staudohar also asserted that he was an independent director.

     (b) A copy of Mr. Staudohar’s resignation letter is filed as Exhibit 17 to this Report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION

Date: January 23, 2004	By:	/s/ Roy Cuny

Roy Cuny, President and Chief Executive Officer